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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                 PROMISSORY NOTE

$____________                                                  December __, 2001


         For value received ZENASCENT, INC., a Delaware corporation ("PAYOR" or the "COMPANY") promises to pay to ___________________, or its assigns ("HOLDER") the principal sum of $_______________("LOAN AMOUNT") with interest on the outstanding principal amount at the rate of 10% per annum, compounded annually based on a 365-day year. Interest with respect to this promissory note (the "NOTE") shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due one hundred twenty (120) calendar days after the date hereof (the "MATURITY DATE"). For each $25,000 loaned to the Company, on a pro rata basis, the Holder shall have the right to purchase for $125.00 ($.01 per share) a Warrant to purchase twelve thousand five hundred (12,500) shares of the Company's common stock. The exercise price for each share shall be $.50 and the Warrant shall have a five (5) year term with piggy-back registration rights to be included in the next registration statement to be filed by the Company.

         1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest and thereafter to principal. All payments shall be made to the Holder at the address set forth in the questionnaire to the Note and Warrant Purchase Agreement ("NOTE AND WARRANT PURCHASE AGREEMENT") being entered into by the Holder and Company of even date herewith.

         2. Affirmative Covenants. The Company covenants, represents and warrants that from the date hereof until payment and performance in full of the obligations hereunder, unless Holder otherwise consents in writing, that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of this Note and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Company except as may be disclosed in the Company filings with the U. S. Securities and Exchange Commission.

         3. Default. In the event the principal amount of this Note, together with accrued but unpaid interest, is not paid on or before the Maturity Date, the Company shall have an additional thirty (30) calendar days in which to pay off the principal and accrued but unpaid interest. In the

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event the Company is still unable to pay off the loan in full on or before the one hundred fiftieth (150th) calendar day after the date hereof, the Holder shall either (a) convert the outstanding principal amount of this Note, together with accrued but unpaid interest, into that number of shares of the Company's common stock equal to the outstanding principal amount of this Note, together with accrued but unpaid interest, divided by eighty-five percent (85%) of the five day average closing bid price of the Company's common stock for the five trading day period immediately preceding the one hundred fiftieth (150th) calendar day after the date hereof; or (b) roll over the principal amount of this Note, together with accrued but unpaid interest, into the Series B Convertible Preferred Stock offering being conducted by the Company through Joseph Stevens & Company, Inc. Holder's sole remedy for non-payment of this Note shall be to choose option (a) or (b) above. Whether or not there is a default, or Holder chooses option (a) or (b), the Holder shall be entitled to keep any Warrants that have been issued to Holder pursuant to the terms of this Note.

         In the event Holder chooses option (a) above, the Holder must send written notice to the Company within ten (10) business days following the one hundred fiftieth (150th) calendar day hereof, and the Company shall deliver the shares of common stock to the Holder, per Holder's written instructions, within ten (10) calendar days of receipt of the Holder's written notice. The common stock shall have piggy back registration rights to be included in the next registration statement to be filed by the Company.

         In the event Holder chooses option (b) above, the Holder must send written notice to the Company within ten (10) business days following the one hundred fiftieth (150th) calendar day hereof, and the Company shall deliver the Series B Convertible Preferred Stock to Holder, per Holder's written instructions, by the later of (i) ten (10) calendar days following receipt of the Holder's written notice or (ii) the date of closing of the Series B Convertible Preferred Stock offering.

         In the event the Company cannot issue a sufficient number of shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to issue the maximum number of shares it can based on the remaining balance of authorized shares, if any, and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

         4. Forum Selection and Consent to Jurisdiction. Any litigation based on or arising out of, under, or in connection with, this Note shall be brought and maintained exclusively in the federal courts of the State of New York. The parties hereby expressly and irrevocably submit to the jurisdiction of the federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Note and the other loan documents.

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         The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this Note.

         5. Any notices or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

IF TO THE BORROWER: Attention: Steven Angel, Zenascent, Inc. 10 West 33rd Street, Suite 705, New York, New York 10001 (p) 212-594-8146, (f) 212-594-8148.

IF TO HOLDER: at the address set forth on the questionnaire to the Note and Warrant Purchase Agreement being entered into by the Holder and Company of even date herewith

WITH A COPY TO: Attention: Joseph Sorbara, CEO, Joseph Stevens &
Company, Inc., 59 Maiden Lane, 32nd Floor, New York, NY 10038 (p) 212-361-3000,
(f) 212-361-3333.

         6. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

         7. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

         8. Any term of this Note may be amended or waived with the written consent of Payor and Holder and is subject to the provisions set forth in the Note and Warrant Purchase Agreement, including, without limitation, the provisions concerning transfer of this Note by the Holder. The Payor may prepay all or any part of the principal sum of this Note at any time or from time to time without penalty at its sole discretion, provided that such principal prepayment shall be accompanied by all interest then accrued and shall be made on a pro rata basis with any and all other promissory notes then outstanding under the Note and Warrant Purchase Agreement.

                                            ZENASCENT, INC.


                                            By:
                                               ---------------------------------
                                               Steven Angel, Secretary

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